UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-A

________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

_______________________

MAZZAL HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	46-1845946
(State of incorporation or organization)	(IRS Employer Identification No.)

11 PERELL CHAIM #4
BENY-BERAK, ISRAEL	5130153
(Address of Principal Executive Offices)	(Zip Code)

______________________

Boston Investment and Development Corp.

675 VFW Parkway, Suite 189

Chestnut Hill, MA 02467

(Former name and address)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [X]

_____________________________

Securities Act registration statement file number to which this form relates: 333-189200

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which
To be So Registered	Each Class Is To Be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Item 1. Description of Registrant’s Securities to be Registered.

A description of Registrant’s $0.0001 par value common stock (“Common Stock”) being registered hereunder is contained in the section entitled “Description of Securities to be Registered” in the Registrant’s Registration Statement on Form S-1 (File No. 333-189200) filed with the Securities and Exchange Commission on June 10, 2013, as amended, and is incorporated herein by reference.

Item 2. Exhibits.

3.1	Articles of Incorporation for BIDC (previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 10, 2013, and incorporated herein by reference).
3.2	Bylaws of BIDC (previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1, filed with the Commission on June 10, 2013, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

Dated: February 27, 2014

MAZZAL HOLDING CORP.

By:        /s/ Nissim Trabelsi

Name:   Nissim Trabelsi

Title:     President, Chief Executive Officer, Chief Financial Officer